As filed with the Securities and Exchange Commission on September 11, 2001
Registration No. 333-**

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SBS Technologies, Inc.
(Exact name of registrant as specified in its charter)

New Mexico (State of Incorporation)	85-0359415 (I.R.S. Employer Identification No.)

2400 Louisiana Boulevard NE
AFC Building 5, Suite 600
Albuquerque, New Mexico 87110
(505) 875-0600
(Address of Principal Executive Offices)

SBS Technologies, Inc. 2000 Long-Term Equity Incentive Plan
(Full title of Plan)

Copy to:

Mr. Grahame Rance
 SBS Technologies, Inc.
2400 Louisiana Boulevard NE
AFC Building 5, Suite 600
Albuquerque, New Mexico 87110
(Name and address of agent for service)
(505) 875-0600
(Telephone number, including area code,
of agent for service)	Alison K. Schuler, Esquire Schuler Messersmith Daly & Lansdowne 4300 San Mateo NE, Suite B-380 Albuquerque, New Mexico 87110 (505) 872-0800

     Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    [X]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to be	Offering Price per	Aggregate Offering	Amount of
Registered	Registered[1]	Share	Price	Registration Fee[2]

Common Stock	3,000,000	$34.50	$47,382,581	$11,846

     EXPLANATORY NOTE

     In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of SBS Technologies, Inc. (“Company”) pursuant to the Plan.

1 Indicates the aggregate number of shares of Registrant’s common stock, without par value, (“Common Stock”) which the Registrant has authorized and reserved for issuance in accordance with its estimate for the current and next fiscal years of shares that may be issued as restricted shares or issued upon the exercise of options which have been granted or may be granted under the SBS Technologies, Inc. 2000 Long-Term Equity Incentive Plan (the “Plan”), plus such additional number of shares as may be issued pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

2 This calculation is made solely for the purpose of determining the registration fee pursuant to the provision of Rule 457(h) under the Securities Act of 1933 (the “Act”) as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock not yet issued or for which options have not yet been granted and the price or option price, respectively, of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sales price per share of Common Stock reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) as of September 6, 2001 (within 5 business days before filing this Registration Statement).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which are on file with the Commission (File No. 1-10981), are incorporated in this Registration Statement by reference and made a part hereof:

A.	The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (“Exchange Act”).

B.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

C.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000.

D.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

E.	The Registrant’s Current Report on Form 8-K filed March 19, 2001.

F.	The Registrant’s Current Report on Form 8-K filed March 19, 2001.

G.	The Registrant’s Current Report on Form 8-K filed April 30, 2001.

H.	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed November 2, 1995 under Section 12 of the Exchange Act, including any further amendment or report filed for the purpose of updating that description.

     All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or any other subsequently filed document that is also incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SBS’ Restated Articles of Incorporation provide that the directors of SBS will not be personally liable to SBS or its shareholders for monetary damages for any breach of a director’s fiduciary duty as a director, except for liability for breach or for failure to perform the duties of the office of director in compliance with the New Mexico Business Corporation Act, as amended, (“Corporation Act”) if that breach or failure constitutes willful misconduct or recklessness (or, in the case of a director compensated more than $2,000 per year or who holds an ownership interest in SBS, if the breach or failure constitutes negligence, willful misconduct or recklessness).

     SBS’ Restated and Amended Bylaws provide for indemnification, in accordance with the Corporation Act, of directors and officers of SBS for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by that person in any action or proceeding, on account of services as a director or officer of SBS, as a director or officer of any subsidiary of SBS, or as a director or officer of any other company or enterprise for which the person provides services at the request of SBS. SBS believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The Corporation Act currently provides that if the proceeding was by or in the right of the corporation, indemnification may be made only against reasonable expenses and may not be made for proceedings in which the person is adjudged to be liable to the corporation. No indemnification is permitted for any proceeding charging improper personal benefit to the person, whether or not involving action in the person’s official capacity, if the person is adjudged to be liable on the basis that personal benefit was improperly received by the person.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

     The following Exhibits are filed with this Registration Statement:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
4.1	Article VI of the Restated Articles of Incorporation, as included in the Restated Articles of Incorporation of SBS Technologies, Inc. filed as Exhibit 3.i of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.*

4.2	Articles I, II of the Restated and Amended Bylaws of SBS Technologies, Inc., as amended, as included in the Bylaws filed as Exhibit 3.ii of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.*

4.3	Form of certificate evidencing Common Stock, filed as Exhibit 4.c to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.*

4.4	Rights Agreement dated as of September 15, 1997 between SBS Technologies, Inc. and First Security Bank, National Association, as Rights Agent, which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B, filed as Exhibit 4.1 to the Registrant’s Form 8-K filed September 23, 1997.*

5	Opinion of Schuler, Messersmith, Daly & Lansdowne

23.1	Consent of KPMG LLP

24	Power of Attorney (See Page II-9)

*Incorporated into this Registration Statement by reference.

ITEM 9. UNDERTAKINGS

     (a)  Rule 415 Offering.

          The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 525(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

               (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initialbona fide offering thereof.

     (h)  Undertaking Concerning Claim for Indemnification Against Certain Liabilities

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on September 11, 2001.

SBS TECHNOLOGIES, INC

By:	/s/ JAMES E. DIXON, JR.

James E. Dixon, Jr.
Vice President Finance and Administration, Secretary, Treasurer and Chief Financial Officer, (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Grahame Rance and James E. Dixon, Jr., and each of them, with full power to act as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, or a related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name	Capacity	Date

/s/ GRAHAME E. RANCE Grahame E. Rance	President, Chief Executive Officer, Director (Principal Executive Officer)	September 7, 2001

/s/ CHRISTOPHER J. AMENSON Christopher J. Amenson	Chairman of the Board	September 7, 2001

/s/ JAMES E. DIXON, JR. James E. Dixon, Jr.	Vice President for Finance Administration, Secretary, Treasurer and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	September 7, 2001

/s/ WARREN ANDREWS Warren Andrews	Director	September 7, 2001

/s/ LAWRENCE A. BENNIGSON Lawrence A. Bennigson	Director	September 7, 2001

/s/ PETER D. FENNER Peter D. Fenner	Director	September 7, 2001

/s/ LOUIS C. GOLM Louis C. Golm	Director	September 7, 2001

/s/ ALAN F. WHITE Alan F. White	Director	September 7, 2001

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
4.1	Article VI of the Restated Articles of Incorporation, as included in the Restated Articles of Incorporation of SBS Technologies, Inc. filed as Exhibit 3.i of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.*

4.2	Articles I, II of the Restated and Amended Bylaws of SBS Technologies, Inc., as amended, as included in the Bylaws filed as Exhibit 3.ii of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.*

4.3	Form of certificate evidencing Common Stock, filed as Exhibit 4.c to the Registrant’s Registration’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.*

4.4	Rights Agreement dated as of September 15, 1997 between SBS Technologies, Inc. and First Security Bank, National Association, as Rights Agent, which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B, filed as Exhibit 4.1 to the Registrant’s Form 8-K filed September 23, 1997.*

5	Opinion of Schuler, Messersmith, Daly & Lansdowne

23.1	Consent of KPMG LLP

24	Power of Attorney (See Page II-9)

*Incorporated into this Registration Statement by reference.